                                                                EXHIBIT 10.39

                             PROMISSORY NOTE
                        SECURED BY SHARES OF STOCK

1.   FUNDAMENTAL PROVISIONS

     The following terms will be used as defined terms in this Note:

     DATE OF THIS NOTE:     November 26, 1997

     BORROWER:              Christopher E. Edgecomb

     LENDER: Star Telecommunications, Inc., a Delaware corporation

     PRINCIPAL AMOUNT:      $8,000,000

     INTEREST RATE:         Seven percent (7%) per annum

     MATURITY DATE:         On demand.

     SECURITY:              The shares of stock of the Lender owned by the
                            Borrower as set forth in that certain Stock Pledge
                            Agreement between the parties of even date with this Note.

2.   PROMISE TO PAY

     For good and valuable consideration, Borrower promises to pay to Lender, or order, the Principal Amount with interest at the Interest Rate from the date of this Note, until paid, in accordance with the terms contained in this Note. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

3.   PAYMENT SCHEDULE

     Borrower shall pay the entire Principal Amount and accrued interest and all other amounts due hereunder on the demand of Lender, or if no demand is made, then on January 31, 1998. All payments shall be applied first to any charges due hereunder, then to accrued interest, and then to the principal balance.

4.   PLACE AND MANNER OF PAYMENT

     All payments shall be made to Lender at 223 East De La Guerra Street, Santa Barbara, California, 93101 or at such other place as the holder of this Note may from time to time designate. All payments shall be made in lawful money of the United States. Checks will constitute payment only when collected.

5.   PREPAYMENTS

     All amounts due under this Note may be prepaid without penalty.

6.   EVENT OF DEFAULT

     At the option of Lender, it shall be an "Event of Default" if (a) Borrower fails to pay when due any sum payable under this Note, (b) Borrower fails to perform any obligation or commits a breach of any agreement set forth in this Note, or (c) any default or event of default occurs under the Stock Pledge Agreement (defined below).

7.   STOCK PLEDGE AGREEMENT

     This Note is secured by the shares of stock described in the Stock Pledge Agreement of even date executed by Borrower in favor of Lender (the "Stock Pledge Agreement").

8.   ATTORNEYS' FEES

     If Lender refers this Note to an attorney to enforce, construe or defend any provision hereof, or as a consequence of any Event of Default hereunder, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender upon demand the amount of all attorneys' fees, costs and other expenses incurred by Lender in connection therewith, together with interest thereon from the date of demand at the rate applicable to the principal balance of this Note.

9.   WAIVER

     No delay or omission of Lender in exercising any right or power arising in connection with any Event of Default shall be construed as a waiver or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise. Lender may, at its option, waive any of the conditions herein and no such waiver shall be deemed to be a waiver of Lender's rights hereunder, but rather shall be deemed to have been made in pursuance of this Note and not in modification. No waiver of any Event of Default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent Event of Default.

10.  WAIVER OF NOTICES

     Borrower, and all endorsers, all guarantors and all persons liable or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of a like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that at any time and from time to time without notice, the terms of payment hereof may be modified, or the security described in the Stock Pledge Agreement at any time securing this Note may be released in whole or in part, or increased, changed or exchanged by agreement between the holder hereof and any collateral affected thereby, without in any way affecting the liability of any party to this Note, any endorser, any guarantor, or any person liable or to become liable with respect to any indebtedness.

11.  GENERAL PROVISIONS

     No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Lender consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. This Note shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. This Note is not assumable. Time is of the essence of this Note and the performance of each of the covenants and agreements contained in this Note. This Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Borrower has executed this Note on the Date of this Note.

                                                   BORROWER

                                                   /s/ Christopher E. Edgecomb
                                                   ---------------------------
                                                   Christopher E. Edgecomb


                                      -2-